Exhibit d.2

CERTIFICATE	NUMBER OF
NUMBER	SHARES [●]
1

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

Organized Under the Laws of the Commonwealth of Massachusetts

Series [●] MFP Shares

$.01 Par Value Per Share

$[●] Liquidation Preference Per Share

CUSIP NO. [●]

This Certifies that CEDE & CO. is the owner of [●] fully paid and non-assessable shares of Series [●] MuniFund Preferred Shares (“MFP Shares”), $.01 par value per share, $[●] liquidation preference per share, of Nuveen AMT-Free Quality Municipal Income Fund (the “Fund”) transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class or series of the Fund authorized to be issued, will be furnished by the Fund to any shareholder upon request and without charge. The Fund is organized as a Massachusetts business trust.

The Fund’s Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and this Certificate is executed on behalf of the Fund by the officers and not individually and the obligations of the Fund hereunder are not binding upon any of the trustees, officers, or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this [●] day of [●], 20[●] A.D.

THE BANK OF NEW YORK MELLON,	NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND
as Transfer Agent and Registrar

By:	By:
Authorized Signature	Name:
Title:

Attest:
Name:
Title:

FOR VALUE RECEIVED,              hereby sell, assign and transfer unto                  MFP Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                  Attorney to transfer the said MFP Shares on the books of the within named Fund with full power of substitution in the premises.

Dated [●], 20[●]

In presence of

MFP Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund’s Statement Establishing and Fixing the Rights and Preferences of such MFP Shares, as modified by the Supplement to the Statement Establishing and Fixing the Rights and Preferences of such MFP Shares Initially Designating the [Variable Rate Remarketed Mode][Variable Rate Mode] (the MFP Shares in the [Variable Rate Remarketed Mode, the “VRRM-MFP Shares”] [Variable Rate Mode, the “VRM-MFP Shares”]), copies of which will be furnished by the Fund to any shareholder upon request and without charge.

The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR THE VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE AGREED THAT, IN CONNECTION WITH ANY TRANSFER OF MFP SHARES, IT IS TRANSFERRING TO THE TRANSFEREE THE RIGHT TO RECEIVE FROM THE FUND ANY DIVIDENDS DECLARED AND UNPAID FOR EACH DAY PRIOR TO THE TRANSFEREE BECOMING THE BENEFICIAL OWNER OF THE MFP SHARES IN EXCHANGE FOR PAYMENT OF THE PURCHASE PRICE FOR SUCH MFP SHARES BY THE TRANSFEREE.